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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 31, 1998


                              TRANS-RESOURCES, INC.
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             (Exact name of Registrant as specified in its charter)


    Delaware                       33-11634                    36-2729497
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(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                9 West 57th Street, New York, New York     10019
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               (Address of principal executive offices)  (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 888-3044
                                 --------------





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Item 5.  Other Events

         As previously disclosed by Trans-Resources, Inc. (the "Company"), on October 24, 1995 several suits were filed in both the State Court in Bogalusa, Louisiana and in the United States District Court for the Eastern District of Louisiana, each purporting to be class actions arising out of an October 23, 1995 chemical release from a tank car at a Bogalusa, Louisiana plant of a customer of the Company's indirect subsidiary, Vicksburg Chemical Company ("Vicksburg"). The tank car contained nitrogen tetroxide which had been produced and sold by Vicksburg. Subsequently, approximately 146 suits were filed in the State Court for the 22nd Judicial District, Washington Parish, Louisiana. The cases have been consolidated in such State Court (the "Louisiana Court") and the consolidated suit certified as a class action (the "Louisiana Class Action"). The class is estimated to contain more than 8,000 claimants (the "Class"). Vicksburg, the Company and Vicksburg's parent corporation, Cedar Chemical Corporation ("Cedar"), are included among the defendants in the Class Action. In addition, two later suits, one on behalf of the City of Bogalusa, have been filed in the same court naming, among the defendants, Vicksburg, Cedar and the Company. Also, 10 separate suits naming an aggregate of approximately 4,000 plaintiffs (the "Mississippi Plaintiffs") are pending in the Circuit Court of Hinds County, Mississippi naming, among the defendants, Vicksburg, Cedar and the Company. Among other defendants included in the consolidated Louisiana Class Action and in the Mississippi suits are Gaylord Chemical Company and its parent corporation, Gaylord Container Corporation; Union Tank Car Company; Illinois Central Railroad Company; and Kansas City Southern Railway Company. The plaintiffs in these suits seek unspecified damages arising out of the alleged exposure to toxic fumes and the City of Bogalusa seeks reimbursement of expenses allegedly resulting from the chemical release. The suits were tendered to the Company's liability insurance carriers for defense and indemnification. Certain of the carriers denied coverage. Vicksburg and Cedar have commenced an action in the Louisiana Court against their insurance carriers (whose insurance policies also included the Company as an additional named insured) seeking a declaratory judgement that Cedar and Vicksburg are entitled to defense costs and indemnification with respect to these claims.

         On August 20 and 21, 1998, conditional agreements to settle the claims in the consolidated Louisiana Class Action and in the Mississippi suits were entered into on behalf of the Company, Vicksburg, Cedar and other affiliates of the Company named as defendants (collectively "TRI") and on behalf of the plaintiffs.

         If the numerous conditions to the settlement are satisfied, TRI's funding obligation under the settlement would be an aggregate of $32 million, the initial $10 million of which was deposited in an escrow account on August 31, 1998 governed by a Temporary Escrow Agreement (the "Temporary Escrow Agreement"). In addition, two settling insurance carriers (the "Settling Insurers") are to contribute an aggregate of $25 million and TRI will assign to the plaintiffs its rights under another $27 million of insurance coverage. TRI is also to contribute a sum equal to the amount by which the policy of one of the Settling Insurers is depleted by payments of TRI's defense costs.

         The Company will record a charge in the third quarter of approximately $32 million in connection with the conditional settlement.


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         The conditional settlement includes: (i) a Louisiana Conditional
Agreement to Settle (the "LCAS") among the Class, TRI and the Settling Insurers, which sets forth the parameters of the overall settlement; (ii) a Mississippi Conditional Agreement to Settle (the "MCAS") among TRI, the Mississippi Plaintiffs, who (through their counsel) have advised that they will opt out of the Louisiana Class Action, and the Settling Insurers, which sets forth the settlement with the Mississippi Plaintiffs; and (iii) a Preliminary Settlement Agreement (the "PSA") among the Class, the Settling Insurers and TRI, setting forth the settlement with the Class. In addition to the Temporary Escrow Agreement, a Preliminary Escrow Agreement ("PEA") and an Escrow and Trust Agreement (which, together with the PSA, governs the Qualified Settlement Fund described below) are to be executed to govern the money held in escrow until the settlement is finalized or terminated.

         The $10 million deposited in a Temporary Escrow Account on August 31, 1998, plus any earned interest (less a fixed amount which is to be paid to a small group of the Mississippi Plaintiffs who have dismissed their claims against TRI; the "Fixed Mississippi Settlement Amount") will be returned to TRI if the MCAS, the LCAS and the PEA are not signed by all of the parties thereto (including the escrow agents and the Settling Insurers) by October 1, 1998 or if any of these agreements have been terminated by that date. After the MCAS, the LCAS and the PEA have been signed, the $10 million (plus earned interest) in the Temporary Escrow Account will be transferred to a preliminary escrow account, which is governed by the LCAS, the MCAS and the PEA (the "Preliminary Escrow Account"). TRI is also required to make a deposit into the Preliminary Escrow Account of $18 million by the earlier of (i) March 31, 1999 and (ii) 30 days after the Louisiana appeals court has affirmed the trial court's certification of the Class (the "Certification Judgement"). By April 1, 1999 (or, if earlier, 35 days after the Certification Judgment), the Settling Insurers are to deposit in the Preliminary Escrow Account an aggregate of $25 million (less any amount by which those proceeds have been depleted by payment of TRI's defense costs).

         After: (a) (i) plaintiffs' counsel has obtained settlements and releases from all plaintiffs who are not in the Class because they have opted out or fall outside of the definition of the Class ("Independent Claims Plaintiffs") or (ii) TRI has agreed to go forward with the settlement without such settlements and releases from the Independent Claims Plaintiffs; and (b) the Louisiana Court gives its preliminary approval of the settlement respecting the Class as set forth in the PSA, TRI will deposit in the Preliminary Escrow Account a sum equal to the amount by which the insurance policy of one of the Settling Insurers has been depleted by payments of TRI's defense costs. Thereafter, the funds in the Preliminary Escrow Account (including earned interest), less (x) the sums needed to settle the claims of all Independent Claims Plaintiffs who settle, and (y) the sums to be set aside for the Independent Claims Contingency Escrow (described below) and the Other Claims Contingency Escrow (described below), will be transferred to the Qualified Settlement Fund.

         The Qualified Settlement Fund is to be used to fund the settlement with the Class. If the transfer to the Qualified Settlement Fund occurs, TRI will be further required to deposit $4 million in the Qualified Settlement Fund by January 2, 2003 (but with interest on the $4 million at the three month LIBOR rate to be payable by TRI beginning January 2, 2001). After all of the conditions (described below) of the LCAS, MCAS and PSA have been met, TRI will be deemed to have assigned to the Class all rights in the insurance policies of the four non-settling insurance companies except for the "duty to defend" obligation of one of them.


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         TRI can terminate the settlement and TRI and the Settling Insurers can recover the escrowed amounts plus earned interest (less the Fixed Mississippi Settlement Amount) if any of the following conditions, among others, do not occur: (a) by October 9, 1998 the Louisiana Court enters an order enjoining and staying all claims and cross claims against TRI and Arie Genger (who, with his family members, indirectly owns all of the outstanding capital stock of the Company and is the Company's Chairman of the Board and Chief Executive Officer; "Genger") in the Louisiana Class Action; (b) the Certification Judgment is entered and becomes final; (c) all Class members and all settling Independent Claims Plaintiffs reduce judgments against non-settling defendants to the extent necessary to eliminate all cross claims and claims for contribution or indemnity against TRI and/or Genger; (d) all claims of the Class are finally settled pursuant to the terms of the settlement agreements; (e) either (i) plaintiffs' counsel has obtained settlements and releases from all of the Independent Claims Plaintiffs within 15 months after the deadline to opt out of the Louisiana Class Action (the "Independent Claims Deadline") or (ii) if that does not happen, TRI has agreed to go forward with the settlement without settlements and releases from all of the Independent Claims Plaintiffs; (f) the sum that TRI demands be placed in the Independent Claims Contingency Escrow to cover the claims of the Independent Claims Plaintiffs not settled by the Independent Claims Deadline is agreed to by plaintiffs' counsel and placed in such escrow; (g) the sum that TRI demands be placed in the Other Claims Contingency Escrow to cover certain claims that may not otherwise be covered by the settlement, is agreed to by plaintiffs' counsel and placed in such escrow; (h) within 20 business days after all of the above has taken place, the PSA is submitted to the Louisiana Court for its preliminary approval; and (i) after the fairness hearing, the Louisiana Court enters an order finally approving the PSA and the settlement with the Class embodied therein and such order becomes final. If TRI elects to go forward with the settlement without the releases from all of the Independent Claims Plaintiffs and the Independent Claims Contingency Escrow is insufficient to satisfy the remaining claims of the Independent Claims Plaintiffs and pay for TRI's defense thereof, TRI is responsible for the shortfall. If the settlement terminates, the plaintiffs can resume the litigations against TRI.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 9, 1998                      TRANS-RESOURCES, INC.


                                       By: /s/  Lester W. Youner
                                          ------------------------------------
                                                Lester W. Youner
                                                Vice President, Treasurer and
                                                Chief Financial Officer

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